                                  EXHIBIT 99.2


                                MERGER AGREEMENT

                                MERGER AGREEMENT

       This Merger Agreement dated effective as of ____________, 1997 (this "Agreement"), is entered into by and between Southern Jersey Bancorp of Delaware, Inc., a Delaware corporation (the "Company"), and Southern Jersey Merger Corp., a Delaware corporation ("Merger Corp.").

                                   WITNESSETH

       WHEREAS, the Company is a business corporation duly incorporated and validly existing under the laws of the State of Delaware, having its registered office in Wilmington, Delaware, with authorized capital stock consisting of ___________ shares of common stock, $1.67 par value per share (the "Company Stock"), of which 1,275,000 shares were issued and 1,084,920 shares are outstanding; and

       WHEREAS, Merger Corp. is a corporation duly organized and validly existing under the laws of the State of Delaware having its registered office in Wilmington, Delaware, with authorized capital stock consisting of 75,000 shares of common stock, $0.01 par value per share (the "Merger Corp. Stock"), none of the shares of which are issued and outstanding; and

       WHEREAS, the boards of directors of the Company and Merger Corp. have approved the terms and conditions of this Agreement pursuant to which Merger Corp. will be merged with and into the Company (the "Merger") with the Company surviving the Merger;

       NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and undertakings contained herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                   ARTICLE I

                                     MERGER

       1.01. GENERAL. At the Effective Time (as defined in Article VIII below) of the Merger and pursuant to the provisions of this Agreement, the corporate existence of Merger Corp. will be merged with and into the Company (hereinafter referred to as the "Surviving Company" whenever reference is made to it as of the Effective Time or thereafter) and continued in the Surviving Company, and the Surviving Company shall be deemed to be a continuation of the entities and identities of Merger Corp. and the Company.



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       1.02. NAME AND ORGANIZATION. The name of the Surviving Company shall remain and thereafter be "Southern Jersey Bancorp of Delaware, Inc." The Certificate of Incorporation and Bylaws of the Company in effect at the Effective Time shall remain the Certificate of Incorporation and Bylaws of the Surviving Company until changed as provided therein or by law. The established offices and facilities of the Company shall remain the established offices and facilities of the Surviving Company. The registered office and registered agent of the Company shall remain the registered office and registered agent of the Surviving Company.

       1.03. RIGHTS AND INTERESTS. At the Effective Time, all rights, franchises, and interests of the Company and Merger Corp., respectively, in and to every type of property shall be transferred to and vested in the Surviving Company by virtue of the Merger without any deed or other transfer. The Surviving Company at the Effective Time, and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, powers, designations, and nominations, and all other rights and interests as trustee, executor, administrator, agent, transfer agent, registrar of stocks and bonds, administrator of estates, assignee, and receiver, and in every other fiduciary and agency capacity in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by the Company and Merger Corp., respectively, immediately prior to the Effective Time.

       1.04. LIABILITIES AND OBLIGATIONS. Except as otherwise provided herein, the Surviving Company shall be liable for all liabilities of the Company and Merger Corp. All debts, liabilities, obligations, and contracts of the Company and Merger Corp., matured or unmatured, whether accrued, absolute, contingent, or otherwise, and whether or not reflected or reserved against on the balance sheets, books of account, or records of the Company or Merger Corp., as the case may be, shall be those of, and are hereby expressly assumed by, the Surviving Company and shall not be released or impaired by the Merger. All rights of creditors and other obligees and all liens on property of either the Company or Merger Corp. shall be preserved unimpaired.

       1.05. DIRECTORS AND OFFICERS. The directors, advisory directors, and officers of the Surviving Company at the Effective Time shall be those persons who were directors, advisory directors, and officers, respectively, of the Company immediately before the Effective Time. The committees of the Board of the Surviving Company, if any, at the Effective Time shall be the same as, and shall be composed of the same persons who were serving on, the committees appointed by the Board of Directors of the Company as they existed immediately before the Effective Time.

       1.06. ADOPTION. Unless contrary to the laws of the State of Delaware or the United States of America or other applicable laws, all corporate acts, plans, policies, applications, agreements, orders, registrations, licenses, approvals, and authorizations of the Company and





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Merger Corp., their respective stockholders, boards of directors, committees elected or appointed by their boards of directors or officers, and agents that were valid and effective immediately before the Effective Time shall be taken for all purposes at and after the Effective Time as the acts, plans, policies, applications, agreements, orders, registrations, licenses, approvals, and authorizations of the Surviving Company and shall be effective and binding thereon as the same were with respect to the Company and Merger Corp. immediately before the Effective Time.

                                   ARTICLE II

                              TERMS OF THE MERGER

       2.01. GENERAL. The manner of exchanging and converting the issued and outstanding shares of Merger Corp. Stock shall be as hereinafter provided in this Article II.

       2.02. CONVERSION AND CANCELLATION OF MERGER CORP. STOCK. At the Effective Time, (a) all outstanding shares of Company Stock held of record by persons holding 1,100 or fewer shares shall, without any action on the part of the holder thereof, be converted into the right to receive cash equal to $61.00 per share of Company Stock (the "Merger Consideration"); (b) all outstanding shares of Company Stock held of record in street name shall, without any action on the part of the holder thereof, be converted into the right to receive the Merger Consideration; provided, however, that in the event that a holder of shares of Company Stock held in street name is able to demonstrate to the Company that such shares are held of record by a person or persons holding 1,101 or greater shares, such shares will not be converted into the Merger Consideration as provided herein; (c) each outstanding share of Company Stock held by any other person shall remain outstanding with all rights, privileges, and powers existing immediately before the Effective Time; and (d) the sole outstanding share of Merger Corp. Stock shall, without any action on the part of the holder thereof, be converted into one share of Company Stock and shall be thereafter canceled.

       2.03. APPRAISAL RIGHTS OF STOCKHOLDERS RECEIVING MERGER CONSIDERATION. Those stockholders who do not want to accept the Merger Consideration may dissent from the Merger and exercise their appraisal rights pursuant to Section 262 of the Delaware General Corporate Law. Pursuant to this law, such stockholders may request the Delaware Court of Chancery to appraise the Company Stock and establish the fair value of such stockholder's shares.





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                                  ARTICLE III

                   REPRESENTATIONS, WARRANTIES, AND COVENANTS
                                 OF THE COMPANY

       The Company hereby represents, warrants, and covenants to and with Merger Corp. as of the date of this Agreement and as of the Closing Date (as defined in Article VIII below) as follows:

       3.01. ORGANIZATION. The Company is a business corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. The Company's subsidiary bank, The Farmers and Merchants National Bank of Bridgeton (the "Bank") is a national banking association duly incorporated, validly existing, and in good standing under the laws of the United States of America. The Company and the Bank have the corporate power to carry on their respective businesses as are presently being conducted and are qualified to do business in every jurisdiction in which the character and location of the assets owned by them or the nature of the businesses transacted by them requires qualification. The Company and the Bank will deliver to Merger Corp. upon its request complete and correct copies of their Certificate of Incorporation, Articles of Association, and Bylaws as in effect on the date thereof. There will be no changes in such Certificate of Incorporation, Articles of Association, or Bylaws between the date hereof and the Effective Time without the prior written consent of Merger Corp.

       3.02. GOVERNMENTAL AUTHORIZATIONS. The Company and the Bank are each in compliance in all material respects with all applicable federal, state, and local laws, rules, regulations, and orders, including, without limitation, those imposing taxes. The approval, execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, subject to the receipt of the consents and approvals of Articles 5.01 and 5.02 below, will not violate in any material respect any provision of, or constitute a default under, any applicable law, rule, or regulation of any governmental agency or instrumentality, either domestic or foreign.

       3.03. NO CONFLICT WITH OTHER INSTRUMENTS. The consummation of the Merger in accordance with the terms, conditions, and provisions of this Agreement will not conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company or the Bank is a party, and will not conflict with any provisions of the Certificate of Incorporation, Articles of Association, or Bylaws of the Company or the Bank, and will not constitute an event that with the lapse of time or action by a third party could result in any default under any of the foregoing, or result in the creation of any lien, charge, or encumbrance upon any of the assets or properties of the Company or the Bank or upon the Company Stock.





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       3.04. NO CONFLICT WITH JUDGMENTS OR DECREES. The consummation of the transactions in accordance with the terms, conditions, and provisions of this Agreement will not conflict with, or result in a breach of, any term, condition, or provision of any judgment, order, injunction, decree, writ, or ruling of any court or tribunal, either domestic or foreign.

       3.05. APPROVAL OF AGREEMENTS. The board of directors of the Company has approved this Agreement and the transactions contemplated hereby and has authorized the execution and delivery of this Agreement by the Company. The Company has full corporate power, authority, and legal right to enter into this Agreement.

       3.06. CAPITAL STOCK. The authorized capital stock of the Company and the Bank consists solely of the Company Stock and the common stock of the Bank, all of the shares of which are validly issued, fully paid, and not issued in violation of the preemptive rights of any stockholder. There are no outstanding subscriptions, warrants, options, or rights of any kind to acquire from the Company or the Bank any shares of Company Stock or the capital stock of the Bank, other equity securities, or debt securities except for arrangements or commitments to issue certificates of deposit, letters of credit, cashier's checks, and any similar debt instruments made in the ordinary course of the Bank's businesses consistent with prior practice.

       3.07. SUBSIDIARIES OR AFFILIATES. Other than the Bank, the Company does not own of record or beneficially, and is not obligated to acquire any capital stock, other equity securities, debt securities, or other interest of or in any corporation, government, or other entity. The Bank neither owns of record or beneficially, or is obligated to acquire any capital stock, other equity securities, debt securities, or other interest of or in any corporation, government, or other entity, other than any such securities or interests acquired by the Bank through foreclosure or otherwise incident to the normal conduct of its business. Between the date hereof and the Effective Time, the Company and the Bank will not create or acquire any subsidiaries without the prior written consent of Merger Corp.

       3.08. ACCURACY OF STATEMENTS. Neither this Agreement nor any statement, list, certificate, schedule, exhibit, or other information furnished, or to be furnished, in writing to Merger Corp. by the Company and the Bank, or any of their respective agents, employees, associates, or other affiliates in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein taken as a whole with all other such statements, lists, certificates, or other information furnished as above in light of the circumstances in which they are made, not misleading.





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                                   ARTICLE IV

                   REPRESENTATIONS, WARRANTIES, AND COVENANTS
                                OF MERGER CORP.

       Merger Corp. hereby represents, warrants, and covenants to and with the Company as of the date of this Agreement and as of the Closing Date as follows:

       4.01. ORGANIZATION. Merger Corp. is a Delaware corporation duly chartered, validly existing, and in good standing under the laws of the State of Delaware. Merger Corp. has the corporate power and authority to carry on its business as is presently being conducted and is qualified to do business in every jurisdiction in which the character and location of the assets owned by it or the nature of the businesses conducted by it requires qualification. Merger Corp. will deliver to the Company upon its request complete and correct copies of its Certificate of Incorporation and Bylaws as in effect on the date thereof. There will be no changes in such Certificate of Incorporation or Bylaws between the date hereof and the Effective Time without the prior written consent of the Company.

       4.02. CAPITAL STOCK. The authorized capital stock of Merger Corp. consists solely of the Merger Corp. Stock, none of the shares of which are currently issued. Any shares of Merger Corp. Stock will only be issued if fully paid and not issued in violation of the preemptive rights of any stockholder. There are no outstanding subscriptions, warrants, options, or rights of any kind to acquire from Merger Corp. any shares of Merger Corp. Stock, other equity securities, or debt securities.

       4.03. SUBSIDIARIES OR AFFILIATES. Merger Corp. does not own of record or beneficially, and is not obligated to acquire any capital stock, other equity securities, debt securities, or other interest of or in any corporation, government, or other entity. Between the date hereof and the Effective Time, Merger Corp. will not create or acquire any subsidiaries without the prior written consent of the Company.

       4.04. APPROVAL OF AGREEMENTS. The Board of Directors of Merger Corp. has approved this Agreement and the transactions contemplated hereby and has authorized the execution and delivery by Merger Corp. of this Agreement.
Merger Corp. has full corporate power, authority, and legal right to enter into this Agreement and, upon appropriate vote of the stockholders of Merger Corp., to approve this Agreement and consummate the transactions contemplated hereby.

       4.05. ACCURACY OF STATEMENTS. Neither this Agreement nor any statement, list, certificate, schedule, exhibit, or other information furnished, or to be furnished, in writing to the Company by Merger Corp., or any of its respective agents, employees, associates, or other





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affiliates in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein taken as a whole with all other such statements, lists, certificates, or other information furnished as above in light of the circumstances in which they are made, not misleading.

                                   ARTICLE V

                   CONDITIONS TO OBLIGATIONS OF MERGER CORP.

       The obligations of Merger Corp. to cause the Merger to be consummated shall be subject to the satisfaction on or before the Closing Date of all of the following conditions, except as Merger Corp. may waive such conditions in writing:

       5.01. LITIGATION. On the Closing Date, there shall not be pending or threatened litigation in any court or any proceeding by any governmental commission, board, or agency with a view to seeking, or in which it is sought, to restrain or prohibit consummation of the Merger, or in which it is sought to obtain divestiture, rescission, or damages in connection with the Merger or the consummation of the Merger, and to the knowledge of any of the parties hereto, no investigation by any governmental agency shall be pending or threatened that might result in any such suit, action, or other proceeding.

       5.02. REPRESENTATIONS AND WARRANTIES. All representations and warranties of Merger Corp. contained in this Agreement, other than any representations and warranties as to future events, shall be true in all material respects on and as of the Closing Date as if such representations and warranties were made on and as of the Closing Date, and Merger Corp. shall have performed all agreements and covenants required by this Agreement to be performed by it on or prior to the Closing Date.

                                   ARTICLE VI

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

       The obligation to cause the Merger to be consummated shall be subject to the satisfaction on or before the Closing Date of all the following conditions, except as the Company may waive such conditions in writing:

       6.01. LITIGATION. On the Closing Date, there shall not be pending or threatened litigation in any court or any proceeding by any governmental commission, board, or agency with a view to seeking, or in which it is sought, to restrain or prohibit consummation of the Merger, or in which it is sought to obtain divestiture, rescission, or damages in connection with the Merger





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or the consummation of the Merger, and to the knowledge of any of the parties hereto, no investigation by any governmental agency shall be pending or threatened that might result in any such suit, action, or other proceeding.

       6.02. REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company contained in this Agreement, other than any representations and warranties as to future events, shall be true in all material respects on and as of the Closing Date as if such representations and warranties were made on and as of the Closing Date, and the Company shall have performed all agreements and covenants required by this Agreement to be performed by it on or prior to the Closing Date.

       6.03. ADVERSE CHANGES. Except as contemplated in this Agreement, there shall have been no changes after June 30, 1997, in the results of operations (as compared with the prior fiscal year), assets, liabilities, financial condition, or affairs of the Company that, in the aggregate, are materially adverse.

                                  ARTICLE VII

                                    EXPENSES

       Costs and expenses relating to the negotiation and drafting of this Agreement and the transactions contemplated hereby shall be borne and paid by the Company.

                                  ARTICLE VIII

                        CLOSING DATE AND EFFECTIVE TIME

       The closing of this Agreement and the transactions contemplated hereby shall be held on the Closing Date (as defined in this Article VIII) at the main office of the Company, 53 South Laurel Street, Bridgeton, New Jersey 08302, at such time as the parties hereto may mutually agree upon. The "Closing Date" shall be such date as the Chief Executive Officers of the Company and Merger Corp., respectively, may agree upon. Subject to the terms and upon satisfaction on or before the Closing Date of all requirements of law and conditions specified in this Agreement, the Company and Merger Corp. shall, at the Closing Date, execute, acknowledge, and deliver such other documents and instruments and take such further action as may be necessary or appropriate to consummate the Merger. The "Effective Time" is the date on which the Merger is effective, which shall be on the date specified in the certificate of merger to be issued by the Secretary of State of Delaware, and if no date is specified in such certificate, then the Effective Time shall be the time of the opening of business on the date the certificate of merger is recorded by the Secretary of State of Delaware.





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                                   ARTICLE IX

                                   AMENDMENTS

       This Agreement may be amended only by written agreement duly authorized by the boards of directors of the parties hereto prior to the Closing Date, provided that any amendments that are not material to the transactions contemplated by this Agreement may be approved by written agreement executed by the Chief Executive Officers of the Company and Merger Corp., respectively.

                                   ARTICLE X

                                  TERMINATION

       This Agreement shall terminate automatically if the Merger shall not become effective on or prior to March 31, 1998, unless the parties hereto, acting pursuant to the authority of their respective boards of directors, shall have otherwise agreed in writing on or prior to that date to extend such date. This Agreement may be terminated at any time prior to the Effective Time as follows:

              (a) By mutual consent of the Company and Merger Corp. acting pursuant to the authority of their respective boards of directors;

              (b) By the Company if any of the representations and warranties of Merger Corp. contained in this Agreement shall be false in any material respect as of the Closing Date, or Merger Corp. shall, as of the Closing Date, have failed to comply with any of its agreements or covenants contained in this Agreement to be performed at or prior to the Closing Date, or any conditions to the obligation of the Company contained in this Agreement shall not have been satisfied or waived as of the Closing Date; or

              (c) By Merger Corp., if any of the representations and warranties of the Company contained in this Agreement shall be false in any material respect as of the Closing Date, or the Company shall, as of the Closing Date, have failed to comply with any of its respective agreements or covenants contained in this Agreement to be performed at or prior to the Closing Date, or if any of the conditions to the obligations of Merger Corp. contained in this Agreement shall not have been satisfied or waived as of the Closing Date.

       Should this Agreement be terminated for any reason, such termination shall not prevent the respective Boards of Directors of the Company and Merger Corp. from renegotiating the terms of this Agreement. An election by a party to this Agreement to terminate this Agreement and abandon the Merger as provided in Paragraphs (a) through (c) above shall be exercised on





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behalf of the Company or Merger Corp. by its Board of Directors and shall become effective when conveyed in writing the other party hereto. In the event of a termination of this Agreement pursuant to Paragraphs (a) through (c) above, this Agreement shall become void and shall have no effect and create no liability on the part of any of the parties hereto or their respective directors, officers, or stockholders.

                                   ARTICLE XI

                                    NOTICES

       All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given at the time either personally delivered or sent by registered or certified mail, postage prepaid, as follows:

If to the Company                    Clarence D. McCormick
                                     Southern Jersey Bancorp of Delaware, Inc.
                                     53 South Laurel Street
                                     Bridgeton, New Jersey 08302

with a copy to:                      Steven R. Block, P.C.
                                     Block & Balestri, P.C.
                                     15851 Dallas Parkway
                                     Suite 1020
                                     Dallas, Texas  75248

If to Merger Corp:                   Clarence D McCormick, Jr.
                                     Southern Jersey Merger Corp.
                                     53 South Laurel Street
                                     Bridgeton, New Jersey 08302

                                  ARTICLE XII

                                 MISCELLANEOUS

       12.01. FURTHER ASSURANCES. Each party hereto agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

       12.02. SEVERABILITY. In the event that any of the provisions, or portions thereof, of this Agreement are held to be illegal, unenforceable, or invalid by any court of competent jurisdiction, the legality, enforceability, and validity of the remaining provisions, or portions thereof, shall not be affected thereby, and, in lieu of the illegal, unenforceable, or invalid





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provision, or portion thereof, there shall be added a new legal, enforceable, and valid provision as similar in scope and effect as is necessary to effectuate the results intended by the deleted provision or portion.

       12.03. CONSTRUCTION. Whenever used herein, the singular number shall include the plural, and the plural number shall include the singular.

       12.04. GENDER. Any references herein to the masculine gender, or to the masculine form of any noun, adjective, or possessive, shall be construed to include the feminine or neuter gender and form, and vice versa.

       12.05. HEADINGS. The headings contained in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions contained herein.

       12.06. MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

       12.07. GOVERNING LAW. THIS AGREEMENT HAS BEEN EXECUTED IN AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF OR OF ANY STATE.

       12.08. COURT COSTS AND ATTORNEYS' FEES. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys' fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

       12.09. INUREMENT. Subject to any restrictions against transfer or assignment as may be contained herein, the provisions of this Agreement shall inure to the benefit of, and shall be binding on, the assigns and successors in interest of each of the parties hereto.

       12.10. WAIVERS. No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.





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       12.11. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.





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       IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by all of its directors as of the date first written above.

                                             SOUTHERN JERSEY BANCORP OF
                                             DELAWARE, INC.

ATTEST:

--------------------------------             ----------------------------------
Paul J. Ritter, Secretary                    Clarence D. McCormick, Chairman of
                                             the Board and Chief Executive
                                             Officer


                                             ----------------------------------
                                             Clarence D. McCormick, Jr.


                                             ----------------------------------
                                             Henry L. Backenson


                                             ----------------------------------
                                             Alfred F. Caggiano


                                             ----------------------------------
                                             Harry W. Bullock


                                             ----------------------------------
                                             Keron D. Chance


                                             ----------------------------------
                                             Frank LoBiondo


                                             ----------------------------------
                                             Louis Pizzo


                                             ----------------------------------
                                             Donald E. Strang





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       IN WITNESS WHEREOF, Merger Corp. has caused this Agreement to be executed by its sole director as of the date first written above.

                                           SOUTHERN JERSEY MERGER CORP.

ATTEST:


--------------------------------------     -------------------------------------
Clarence D. McCormick, Jr., Secretary      Clarence D. McCormick, Jr.,
                                           President and Sole Director





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